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PROXY
                                                                   EXHIBIT 99(a)



                                REVOCABLE PROXY
                           FINANCIAL BANCSHARES, INC.
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                        SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER __, 1996
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         The undersigned hereby appoints Arthur E.S. Schmid and Clifford A.
Schmid, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of Financial Bancshares, Inc. ("FBI" ) which the undersigned is entitled to vote at a Special Meeting of Shareholders ("Special Meeting"), to be held at Westborough Country Club, 631 South Berry Road, Kirkwood , Missouri, on ________, October __, 1996 at 9:30 a.m., local time, and at any and all adjournments thereof, as follows:

                                                          FOR  AGAINST  ABSTAIN

  1. The approval of the Agreement and Plan
     of Reorganization (the "Reorganization Agreement")
     dated June 27, 1996, between Union Planters Corporation
     ("UPC"), Capital Bancorporation, Inc. ("Capital")
     and Financial Bancshares, Inc, ("FBI"), including the
     Plan of Merger attached thereto as Exhibit A, as
     amended by the First Amendment to Agreement
     and Plan of Reorganization and Plan of Merger dated as
     of September 6, 1996, pursuant to which FBI would be
     merged with and into Capital (the "Merger") with
     Capital surviving the Merger as a wholly-owned        ----  ----     ----
     subsidiary of UPC.                                    ----  ----     ----




THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED OR ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

             Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

             The undersigned acknowledges receipt from FBI prior to the execution of this proxy, a notice of the Meeting, and a Prospectus/Proxy Statement dated September __, 1996.


Dated:
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PRINT NAME OF SHAREHOLDER               PRINT NAME OF SHAREHOLDER

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SIGNATURE OF SHAREHOLDER                SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.
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